UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2017, Global Power Equipment Group Inc., a Delaware corporation (the “Company”), completed the sale of all of the issued and outstanding shares of capital stock (the “Shares”) of Hetsco Holdings, Inc., a Delaware corporation (“Hetsco Holdings”), which, in turn, is the sole stockholder of Hetsco, Inc., to Chart Lifecycle, Inc., a Delaware corporation (the “Buyer”), pursuant to the terms of the Stock Purchase Agreement (the “Purchase Agreement”) entered into on January 13, 2017, by and between the Company and the Buyer.

Subject to the terms and conditions of the Purchase Agreement, the Company agreed to sell the Shares for approximately $22 million in cash (the “Purchase Price”), subject to certain adjustments as provided for in the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, $1.5 million of the Purchase Price was placed in escrow in order to satisfy certain indemnification obligations of the Company, any post-closing adjustments to the Purchase Price, and certain insurance premium security arrangements, with $650,000 eligible for release after 18 months, $300,000 eligible for release after 36 months, $300,000 eligible for release after 48 months, and the remaining amount eligible for release after 60 months (in each case, less any pending indemnification claims or amounts previously paid).

The Purchase Agreement also contains customary representations, warranties and covenants, including non-competition and non-solicitation provisions and indemnification provisions.

Hetsco Holdings is the parent company of Hetsco, Inc., a global provider of mission critical brazed aluminum heat exchanger repair, maintenance, and safety services to the industrial gas, liquefied natural gas, and energy industries. The Company previously operated Hetsco Holdings as part of its Services Division.

The Company will include the Purchase Agreement as an exhibit to its 2016 Annual Report on Form 10-K, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Purchase Agreement and is qualified in its entirety by reference to the full text of the agreement.

On January 17, 2017, the Company issued a press release announcing, among other things, the matters set forth above. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01	Other Events.

On January 17, 2017, the Company issued a press release announcing, among other things, the matters set forth in Item 1.01 above and provided an update on the Company’s expectations for its financial reporting. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated January 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2017

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated January 17, 2017.